EX-10.3

                        [LETTERHEAD OF CB RICHARD ELLIS]

                                                SCOTT A. NYKODYM
                                                Associate

June 8, 2004

Chris Dolan
DOLAN LAW FIRM
78 First Street
San Francisco, CA 94105

RE:  SONOMA COLLEGE
     PROPOSED AMENDMENT TO LEASE
     78 FIRST STREET
     SAN FRANCISCO, CA

Dear Chris:

As agent for Sonoma College ("Tenant"), I am pleased to submit the following proposed lease amendment to the ownership of 78 First Street ("Building"), for the premises located on the second and third floors of the building as outlined in the terms and conditions below.

PREMISES:                  The entire second and third floors of 78 First Street

LEASE COMMENCEMENT:        The  proposed  amendment  shall  commence on or about
                           June 15, 2004.

AMENDMENT TERM:            Month to month  Sixty (60)  day notice  to  terminate
                           lease amendment.

ANNUAL FULL SERVICE        Eight thousand four hundred thirty-eighty ($8,438.00)
BASE RENTAL RATE:          dollars per month.


Enclosed for your review is a copy of our Sale/Lease Disclosure form.

The terms of this offer, and any further negotiations concerning this property, are subject to the terms of the attached Disclosures and Acknowledgment incorporated herein by this reference. Please review the Disclosure and confirm that the information provided herein is accurate and correct, and advise immediately if any such information is incorrect.

In addition, to assist the Tenant in the evaluation of the above-described property, please provide to me any and all information which you may have regarding environmental matters affecting the property and regarding the condition of the property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers and any other toxic, hazardous or contaminated substances, and underground storage tanks, in, on, or about the property. Also, please provide me with any information which you have regarding whether the subject property is subject to the Americans with Disabilities Act (ADA), a federal law codified at 42 USC
Section 12101 et acq., whether the property is in compliance with the ADA and/or whether any structural modifications may be required, whether by reason of this transaction or otherwise, in order to comply with the ADA.

Mr. Chris Dolan
June 8, 2004
Page 2 or 3


This proposal is intended solely as a preliminary expression of general intentions and is to be used for discussion purposes only. The parties intend that neither shall have any contractual obligations to the other with respect to the matters referred herein unless and until a definitive agreement has been fully executed and delivered by the parties. The parties agree that this proposal is not intended to create any agreement or obligation by either party to negotiate a definitive lease agreement and imposes no duty whatsoever on either party to continue negotiations, including without limitation any obligation to negotiate in good faith or in any way other than at arm's length. Prior to delivery of a definitive executed agreement, and without any liability to the other party, either party may (1) propose different terms from those summarized herein, (2) enter into negotiations with other parties and/or (3) unilaterally terminate all negotiations with the other party hereto.

CB Richard Ellis represents only the Tenant in this transaction. This proposal shall remain in effect until Wednesday, June 16, 2004 at 12:00 noon. The parties hereto acknowledge that each may be negotiating simultaneously or concurrently with others for the same space or requirement.

Best regards,
CB Richard Ellis, Inc.


/s/ Scott A. Nykodym

SCOTT A. NYKODYM
(415) 772-0404

cc: Dr. John Stalcup, President, Sonoma College

AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:
Sonoma College                          Landlord

Name:  /s/ John Stalcup                 Name:  /s/ Dolan (illegible)
      ----------------------                  ----------------------
Title: President                        Title: Owner
      ----------------------                  ----------------------
Date:  7/6/04                           Date:  6-30-04
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